As filed with the Securities and Exchange Commission on March 4, 2004
                                                         Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ARRIS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                       ----------------------------------



                           DELAWARE                                                    58-2588724
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)


                 11450 TECHNOLOGY CIRCLE, DULUTH, GEORGIA 30097
                                 (678) 473-2000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------
                              LAWRENCE A. MARGOLIS
                 11450 TECHNOLOGY CIRCLE, DULUTH, GEORGIA 30097
                                 (678) 473-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                 With copies to:

                           W. BRINKLEY DICKERSON, JR.
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                           ATLANTA, GEORGIA 30308-2216

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-105416

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM
     SECURITIES TO BE           AMOUNT TO BE         AGGREGATE PRICE PER       PROPOSED MAXIMUM        MOUNT OF REGISTRATION
        REGISTERED            Registered(3)(4)             Unit(1)         AGGREGATE OFFERING PRICE A          FEE(1)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par          1,500,000                  $9.55                 $14,325,000                   $1,815
value per share (2)
----------------------------------------------------------------------------------------------------------------------------



(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant's common stock as reported on the Nasdaq National Market on March 3, 2004.

(2) Includes preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(3) Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(4) Represents only the additional number of shares that may be issued as a "make-whole" interest payment upon redemption of the Arris Group, Inc. 4 1/2% Convertible Subordinated Notes due 2008. Does not include the 25,000,000 shares registered pursuant to Registration Statement No. 333-105416 as to which a registration fee was previously paid.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register additional shares of common stock, par value $0.01 per share, of Arris Group, Inc. (the "Company"). The contents of the Registration Statement on Form S-3 (Reg. No. 333-105416) originally filed by the Company with the Securities and Exchange Commission (the "Commission") on May 20, 2003, as amended by Amendment No. 1 filed with the Commission on June 6, 2003 and declared effective by the Commission on June 10, 2003, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 4, 2004.

                                    ARRIS GROUP, INC.
                                    (Registrant)




                                    By: /s/ Lawrence A. Margolis
                                        ----------------------------------------
                                       Lawrence A. Margolis, Executive Vice
                                       President and Chief Financial Officer


Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Robert J. Stanzione*                         Date:      March 4, 2004
-------------------------------------------------
Robert J. Stanzione, President,
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)


/s/ Lawrence A. Margolis                         Date:      March 4, 2004
-------------------------------------------------
Lawrence A. Margolis, Executive Vice
President and Chief Financial Officer
(Principal Financial Officer)


/s/ David B. Potts*                              Date:      March 4, 2004
---------------------------------------------
David B. Potts, Senior Vice President of
Finance and Chief Information Officer
(Principal Accounting Officer)


/s/ Alex B. Best*                                Date:      March 4, 2004
---------------------------------------------
Alex B. Best, Director


                                                 Date:      March 4, 2004
---------------------------------------------
Harry L. Bosco, Director


/s/ John (Ian) Anderson Craig*                   Date:      March 4, 2004
---------------------------------------------
John (Ian) Anderson Craig, Director


/s/ Matthew B. Kearney*                          Date:      March 4, 2004
---------------------------------------------
Matthew B. Kearney, Director

/s/ William H. Lambert*                          Date:      March 4, 2004
---------------------------------------------
William H. Lambert, Director


/s/ John R. Petty*                               Date:      March 4, 2004
---------------------------------------------
John R. Petty, Director




*By:  /s/ Lawrence A. Margolis
      -------------------------------------------
          Lawrence A. Margolis, Attorney-in-Fact

                                                           INDEX TO EXHIBITS


Exhibit Number    Document Description

         5.1      Opinion of Troutman Sanders LLP

         23.1     Consent of Troutman Sanders LLP (included in Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP

         24 Power of Attorney (included on signature page to the Arris Group, Inc. Form S-3 filed May 20, 2003
                  (File No. 333-105416)).